EXHIBIT 10.1

                         ADDITIONAL TRANSFER INSTRUMENT

     Pursuant to this Additional Transfer Instrument, dated August 30, 2006 (the "Instrument"), between Asset Backed Funding Corporation (the "Depositor"), as seller, and Wells Fargo Bank, N.A., as trustee of the ABFC 2006-OPT1 Trust (the "Trust"), as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Option One Mortgage Corporation, as servicer (the "Servicer"), and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Additional Group 3 Mortgage Loans set forth in Attachment B (the "Additional Group 3 Mortgage Loans").

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     Section 1. Conveyance of Additional Group 3 Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Additional Group 3 Mortgage Loan, including all amounts due on the Additional Group 3 Mortgage Loans including the related Cut-off Date Principal Balance, all interest accruing thereon after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date, and all items with respect to the Additional Group 3 Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Additional Group 3 Mortgage Loans on or prior to the related Subsequent Cut-off Date, (ii) property which secured each such Additional Group 3 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Additional Group 3 Mortgage Loans; (iv) all proceeds of any of the foregoing and (v) the rights of the Depositor under the Additional Mortgage Loan Purchase Agreement. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Additional Group 3 Mortgage Loans identified on Attachment B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Additional Mortgage Loan Purchase Agreement and the Depositor herewith delivers to the Trustee executed copies of the Additional Mortgage Loan Purchase Agreement.

     (c) The Trustee acknowledges the assignment to it of the Additional Group 3 Mortgage Loans and the delivery to it of the related Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 of the Pooling and Servicing Agreement.

     (d) Additional terms of the sale are set forth on Attachment A hereto.

     Section 2. Representations and Warranties; Conditions Precedent.

     (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.04 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

     (b) The Depositor hereby confirms that each of the representations and warranties in Section 2.06 of the Pooling and Servicing Agreement are true and correct as of the date hereof, provided, however that any references in such section to Mortgage Loan shall be deemed to refer to Additional Group 3 Mortgage Loan.

     (c) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Section 3. Recordation of Instrument.

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4. Governing Law.

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5. Counterparts.

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6. Successors and Assigns.

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

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                              ASSET BACKED FUNDING CORPORATION

                              By: /s/ Juanita L. Deane-Warner
                                  ----------------------------------
                              Name:   Juanita L. Deane-Warner
                              Title:  Vice President

                              WELLS FARGO BANK, N.A., as Trustee for Asset
                              Backed Funding Corporation Asset-Backed
                              Certificates, Series 2006-OPT1

                              By: /s/ Peter A. Gobell
                                  ----------------------------------
                              Name:   Peter A. Gobell
                              Title:  Vice President

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                                  ATTACHMENT A
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                            ADDITIONAL TERMS OF SALE

     A. General

        1.   Subsequent Cut-off Date: August 1, 2006

        2.   Additional Transfer Date: August 30, 2006

        3. Aggregate Principal Balance of the Additional Group 3 Mortgage Loans as of the Subsequent Cut-off Date: $86,052,992.99

        4.   Purchase Price: 100.00%

     B. The obligation of the Trust Fund to purchase an Additional Group 3 Mortgage Loan on any Additional Transfer Date is subject to the satisfaction of the conditions set forth in the following paragraphs and the accuracy of the following representations and warranties with respect to each Additional Group 3 Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Additional Group 3 Mortgage Loan is not 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Additional Group 3 Mortgage Loan is not less than 120 months and does not exceed 360 months; (iii) the Additional Group 3 Mortgage Loan does not provide for negative amortization; (iv) such Additional Group 3 Mortgage Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%; (v) all of the Additional Group 3 Mortgage Loans have, as of the Subsequent Cut-off Date, a weighted average term to stated maturity not in excess of 360 months; (vi) each Additional Group 3 Mortgage Loan that is a Fixed-Rate Mortgage Loan has a Mortgage Interest Rate that is not less than 3.000% or greater than 14.700%; (vii) each Additional Group 3 Mortgage Loan has been serviced by the Servicer since origination or the date of purchase; (viii) each Additional Group 3 Mortgage Loan has a first payment date occurring on or before September 1, 2006 and will include 30 days of interest thereon, (ix) each Additional Group 3 Mortgage Loan that is an Adjustable-Rate Mortgage Loan has a Gross Margin not less than 0.500%, a Maximum Mortgage Interest Rate not less than 9.500% and a Minimum Mortgage Interest Rate not less than 5.500% and (x) such Additional Group 3 Mortgage Loan has been underwritten in accordance with the criteria set forth under "Underwriting Standards" in the Prospectus Supplement.

     C. Following the purchase of any Additional Group 3 Mortgage Loan by the Trust, no Group 3 Mortgage Loan (including such Additional Group 3 Mortgage Loans) has as of the Subsequent Cut-off Date: (i) a Mortgage Interest Rate less than 3.000% per annum or greater than 14.700% per annum; (ii) a Combined Loan-to-Value Ratio greater than 100.00%; (iii) a Principal Balance greater than $1,700,000; or (iv) a credit score less than 500. In addition, no Adjustable-Rate Mortgage Loan in Group 3 will have a Gross Margin less than 0.500% per annum and all of the Group 3 Mortgage Loans will have a weighted average original term to stated maturity of not more than 360 months.

     D. Notwithstanding the foregoing, any Additional Group 3 Mortgage Loan may be rejected by (i) the NIMs Insurer, if any, or (ii) any Rating Agency if the inclusion of such Additional Group 3 Mortgage Loan would adversely affect the ratings on any class of Certificates.

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                                  ATTACHMENT B
                                  ------------

                  SCHEDULE OF ADDITIONAL GROUP 3 MORTGAGE LOANS

           [Available Upon Request from the Depositor or the Trustee]